UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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APA CORPORATION

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Shareholder Outreach: Focus on Executive Compensation Spring 2024

Notice to Investors Certain statements in this presentation contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including, without limitation, expectations, beliefs, plans, and objectives regarding anticipated financial and operating results, asset divestitures, estimated reserves, drilling locations, capital expenditures, price estimates, typical well results and well profiles, type curve, and production and operating expense guidance included in this presentation. Any matters that are not historical facts are forward looking and, accordingly, involve estimates, assumptions, risks, and uncertainties, including, without limitation, risks, uncertainties, and other factors discussed in our most recently filed Annual Report on Form 10-K, recently filed Quarterly Reports on Form 10-Q, recently filed Current Reports on Form 8-K available on our website, www.apacorp.com, and in our other public filings and press releases. These forward-looking statements are based on APA Corporation’s (APA) current expectations, estimates, and projections about the company, its industry, its management’s beliefs, and certain assumptions made by management. No assurance can be given that such expectations, estimates, or projections will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this presentation, including the company’s ability to meet its production targets, successfully manage its capital expenditures and to complete, test, and produce the wells and prospects identified in this presentation, to successfully plan, secure necessary government approvals, finance, build, and operate the necessary infrastructure, and to achieve its production and budget expectations on its projects.Whenever possible, these “forward-looking statements” are identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possible,” “potential,” “projects,” “prospects,” “should,” “would,” “will,” and similar phrases, but the absence of these words does not mean that a statement is not forward-looking. Because such statements involve risks and uncertainties, the company’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Unless legally required, we assume no duty to update these statements as of any future date. However, you should review carefully reports and documents that the company files periodically with the Securities and Exchange Commission.Cautionary Note to Investors: The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. We may use certain terms in this presentation, such as “resource,” “resource potential,” “net resource potential,” “potential resource,” “resource base,” “identified resources,” “potential net recoverable,” “potential reserves,” “unbooked resources,” “economic resources,” “net resources,” “undeveloped resource,” “net risked resources,” “inventory,” “upside,” and other similar terms that the SEC guidelines strictly prohibit us from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, available at www.apacorp.com or by writing at: 2000 W Sam Houston Pkwy S, Houston, Texas 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.Certain information may be provided in this presentation that includes financial measurements that are not required by, or presented in accordance with, generally accepted accounting principles (GAAP). These non-GAAP measures should not be considered as alternatives to GAAP measures, such as net income, total debt or net cash provided by operating activities, and may be calculated differently from, and therefore may not be comparable to, similarly titled measures used at other companies. For a reconciliation to the most directly comparable GAAP financial measures, please refer to APA’s first quarter 2024 earnings release at www.apacorp.com and “Non-GAAP Reconciliations” of this presentation.None of the information contained in this document has been audited by any independent auditor. This presentation is prepared as a convenience for securities analysts and investors and may be useful as a reference tool. We may elect to modify the format or discontinue publication at any time, without notice to securities analysts or investors. 2

Overview of APA Who We Are • APA Corporation and its subsidiaries explore for, develop, and produce natural gas, crude oil, and natural gas liquids • Our vision is to be the premier exploration and production company, contributing to global progress by helping meet the world’s energy needs • Our mission is to grow in an innovative, safe, environmentally responsible, and profitable manner for the benefit of our shareholders • We take a differentiated approach to the exploration and production of cost-advantaged hydrocarbons through innovation, technology, optimization, continuous improvement, and relentless focus on costs to deliver top-tier returns Where We Operate UK North Sea United States Egypt Suriname Our Strategy Prioritize long-term full-cycle returns through capital allocation Invest to sustain/slightly grow global production from pre-pandemic levels Focused on immediate and actionable ESG opportunities most relevant to our industry and APA Return a minimum of 60% of Free Cash Flow to shareholders through a competitive ordinary dividend and share repurchases Aggressively manage cost structure Continue to strengthen the balance sheet Diversify risk through balanced commodity profile and geographic pricing points Maintain flexibility to re-allocate capital within portfolio in response to commodity price opportunity Retain capability to build inventory through exploration or acquire & exploit 3

About Our 2023 Executive Compensation Program Our executive compensation program and practices are underpinned by APA’s purpose – to meet the growing demand for energy in a cleaner and more sustainable way; vision – to contribute to human progress by responsibly helping meet the world’s oil and gas needs; and strategy – to focus on creating sustainable free cash flow by prioritizing long-term returns over growth. Key Points for 2023 Received 94.5% say-on-pay support; no material changes to the structure of our program from 2022 to 2023 89.4% of our CEO’s total target total direct compensation for 2023 is at risk and performance-based CEO 2023 total target direct compensation was below the median of our compensation peer group Our compensation peer group considers multiple factors in addition to market capitalization as part of its selection criteria We set lower incentive targets in 2023 than 2022 actual results as did the vast majority of our peers based on the business conditions and expectations in our sector at the time We target above median performance for the relative Total Shareholder Return (TSR) portion of Performance Share Unit (PSU) awards CEO 2023 reported pay was aligned with the 38th percentile of our compensation peer group Our Board asks for your support at the 2024 Annual Meeting FOR the advisory vote to approve the compensation of our named executive officers (say-on-pay) 4

2023 CEO Target Compensation At-A-Glance Total target direct compensation is almost 90% at risk and directly linked to performance. 89.4% 2023 TARGET CEO COMPENSATION 10x 15% At-Risk CEO is required to CEO must hold at least hold 10x his base 15% of shares earned 11.4% 14.8% 73.9% salary in stock until retirement Base Salary Target Bonus Target Long Term Compensation $14,000 $11,440 LTI $12,000 $10,000 $3,380 RSU $8,000 PSU $6,000 $5,070 Target Bonus $4,000 Salary $2,000 $1,690 $1,300 $-Christmann Total target direct compensation has not changed: 2022 2023 * NO CHANGE to base salary $1,300,000 $1,300,000 NO CHANGE to annual target bonus opportunity $1,690,000 $1,690,000 NO CHANGE to LTI target award opportunity $8,450,000 $8,450,000 $11,440,000 $11,440,000 2023 Annual and Long-Term Incentive (LTI) Award Structure Annual Incentives LTI Corporate Performance: 80% Performance Share Units (PSUs): 60% Strategic Goals: 20% Restricted Stock Units (RSUs): 40% The majority of peers increased CEO compensation from 2022 to 2023 5

2023 CEO Target Compensation: Competitive Positioning


$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
Target Total Direct ($000)
$13,500
$12,587
$10,806
Christmann
75th Percentile
50th Percentile
25th Percentile
APA Corporation

The CEO's target compensation is below the median of APA's compensation peer group.

The MD&C Committee uses the following criteria when determining the compensation peer group for companies in our industry:

- **Size:** Companies with similar **market capitalization** (between 0.4x and 5.1x our market capitalization), **revenues** (between 0.3x and 3.0x our revenue), and **assets** (between 0.8x and 5.7x our assets)
- **Operations:** Companies with similar operational complexity including **domestic and/or international** geographic footprints
- **Headquarters:** Focus on companies headquartered **in Texas** or surrounding states
- **Talent Competition:** Companies with which we compete for executive talent

2023 Compensation Peer Group
Coterra Energy, Inc.
Devon Energy Corporation
Diamondback Energy, Inc.
EOG Resources, Inc.
Hess Corporation
Marathon Oil Corporation
Murphy Oil Corporation
Occidental Petroleum Corporation
Ovintiv Inc.
Pioneer Natural Resources Co.

APA Corporation 6

Annual Incentives: Corporate Performance Targets

We conduct business in an industry that is driven by volatile commodity prices, which can significantly impact our operations and the corporate performance targets we set each year.

- Targets based on our approved annual corporate plan and represents expectations for the year
- Considers relevant business conditions at the time, which can vary greatly year over year
  - Various factors influenced goal-setting in our industry between 2022 and 2023, including increased capital expenditures, high inflationary pressures, increased cash costs, ongoing supply disruptions and lower commodity prices
  - The vast majority of our peers set 2023 targets below 2022 actual results given the expected decline in oil prices from the short-term spike in mid-2022

Metrics	Weight	2022 Target	2022 Actual	Payout %	2023 Target	2023 Actual	Payout %
Free Cash Flow (in millions)(1)	20%	$1,200	$2,669	**40.0%**	$1,000	$977	**19.2%**
Cash Costs per Barrel of Oil Equivalent ($/BOE) (2)	20%	$14.00	$14.38	**18.1%**	$15.00	$13.84	**35.5%**
Drilling Capital Efficiency (P/I) (3)	10%	2.00	1.80	**6.7%**	1.70	1.78	**14.0%**
All-in Finding and Development ($/BOE) (4)	10%	$19.00	$18.57	**12.2%**	$23.00	$20.80	**17.3%**
Sustainability(5)	20%	Varied	Exceeded	**40.0%**	Varied	Exceeded	**40.0%**
Strategic Goals(6)	20%	Varied	Exceeded	**30.0%**	Varied	Achieved	**20.0%**
Final Achievement	**100%**			**146.9%**			**146.0%**

(1) **Focus on revenue generation opportunities and aggressively manage cost structure to ensure budgeted free cash flow generation and debt reduction.** Free Cash Flow for goal metrics is defined as upstream asset cash flows less capital expenditures and corporate items, which include corporate G&A and other items booked at the corporate level, before Company dividends, excluding dividends from Kinetik Holdings Inc., stock compensation, and working capital, with the result adjusted for sales and acquisitions and Waha differential related to production curtailment.
(2) **Maintain our focus on managing production expenses and overhead costs in an inflationary environment to maximize cash flow.** Cash costs per BOE includes lifting (direct) expense, workover expense, and overhead costs. This is calculated as total applicable costs for the year divided by total adjusted BOE production (excluding tax barrels and non-controlling interests) for the year.
(3) **Prudently allocate capital to drilling projects to optimize long-term returns.** Drilling capital efficiency is measured using the profitability index (P/I) metric, defined as the ratio of the discounted cumulative operating cash flow generated by a project relative to the discounted capital investment in the project using a 10% discount rate. It is calculated based on well and facility capital costs, life of well production forecasts, and operating costs and is fully burdened with overhead costs and non-overhead indirect costs.
(4) **Focus management on exploration and development activities that yield reserve additions at a reasonable cost.** All-in F&D costs are determined on a $/BOE basis by dividing the sum of drilling, completion, facility, land, seismic, and overhead costs for the year by the proved reserves added from extensions, discoveries, and engineering revisions. Costs include both capital and cash exploration expense. Both costs and reserves are determined on a GAAP basis (upstream only).
(5) **Focus our efforts on air, water, and communities & people, to ensure long-term sustainable business, and provide a safe, secure, healthy, and environmentally responsible workplace.**
(6) **Delivery on the externally communicated shareholder return framework; improve APA's investment proposition relative to peers via portfolio optimization and balance sheet management.**

APA Corporation

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2023 CEO Reported Pay: Aligned Pay for Performance CEO 2023 reported pay was aligned with the 38th percentile of our compensation peer group. 2023 Reported Pay Base Salary $1,300,000 Annual Incentive(1) $2,467,400 LTI(2) $9,384,742 All Other Compensation(3) $611,299 TOTAL: $13,763,441 (1) 146.0% of target. (2) Value of RSU awards made during the fiscal year, based upon the aggregate grant date fair value determined in accordance with applicable FASB ASC Topic 718.nThe discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in the footnotes to the Grants of Plan Based Awards Table in the 2024 Proxy Statement. (3) Additional information for all other compensation paid during the 2023 fiscal year can be found in the footnotes to the Summary Compensation Table in the 2024 Proxy Statement. • Because LTI grants are reported when they are granted (not when they are earned), 2023 reported pay does not include the value of the 2021-2023 PSU payout. • For the 2021-2023 PSU cycle, the portion of PSUs that were linked to relative TSR were earned at 35% of target, demonstrating alignment with shareholders. 100% Rank Percentile -Performance 50% TSR 2023 —APA 2021 0% 0%ile 50%ile 100%ile 2021—2023 CEO Reported Pay—Percentile Rank 8

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